Exhibit 99.2

RPAI

RPAI.com | NYSE: RPAI

Q2 2021

SUPPLEMENTAL INFORMATION

T A B L E O F C O N T E N T S

1	E A R N I N G S R E L E A S E..........................................................................	i–vii

2
	F I N A N C I A L S U M M A R Y
	Condensed Consolidated Balance Sheets.................................................	1
	Condensed Consolidated Statements of Operations................................	2
	Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information.......................................................................	3

	Supplemental Financial Statement Detail.................................................	4
	Same Store Net Operating Income............................................................	5
	Capitalization.............................................................................................	6
	Covenants..................................................................................................	7
	Summary of Indebtedness........................................................................	8

3
	T R A N S A C T I O N S U M M A R Y
	Development Projects...............................................................................	9–12
	Acquisitions and Dispositions....................................................................	13

4
	P O R T F O L I O S U M M A R Y
	Retail Market Summary.............................................................................	14
	Retail Operating Portfolio Occupancy.......................................................	15
	Top Retail Tenants.....................................................................................	16
	Retail Leasing Activity Summary................................................................	17
	Retail Lease Expirations.............................................................................	18

5
	O T H E R I N F O R M A T I O N
	COVID-19 Disclosure – Tenant Resiliency and Rent Collections................	19
	COVID-19 Disclosure – Supplemental Base Rent and Uncollectible Lease Income Information.........................................................................	20

	Non-GAAP Financial Measures and Reconciliations..................................	21–24

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE 2021 RESULTS
Oak Brook, IL – August 3, 2021 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2021.
FINANCIAL RESULTS
For the quarter ended June 30, 2021, the Company reported:
▪Net income attributable to common shareholders of $15.4 million, or $0.07 per diluted share, compared to net loss attributable to common shareholders of $(7.3) million, or $(0.04) per diluted share, for the same period in 2020;
▪Funds from operations (FFO) attributable to common shareholders of $56.9 million, or $0.27 per diluted share, compared to $36.1 million, or $0.17 per diluted share, for the same period in 2020;
▪Operating funds from operations (Operating FFO) attributable to common shareholders of $56.9 million, or $0.27 per diluted share, compared to $36.1 million, or $0.17 per diluted share, for the same period in 2020;
▪Approximately $6 million recorded within lease income, equating to $0.03 per diluted share, due to reversals of uncollectible lease income, primarily consisting of amounts received during the second quarter of 2021 from cash-basis and vacated tenants that pertain to periods prior to the second quarter of 2021;
▪Cash collections as of July 26, 2021 of 98% of billed second quarter 2021 base rent, up from 96% of billed first quarter 2021 base rent as previously reported;
▪Cash collections as of June 30, 2021 of 95% of previously deferred base rent that was due during the second quarter of 2021; and
▪Cash-basis tenants as of June 30, 2021 represent 9% of annualized base rent (ABR), down from 11% of ABR as of March 31, 2021.
For the six months ended June 30, 2021, the Company reported:
▪Net income attributable to common shareholders of $20.1 million, or $0.09 per diluted share, compared to $15.0 million, or $0.07 per diluted share, for the same period in 2020;
▪FFO attributable to common shareholders of $109.2 million, or $0.51 per diluted share, compared to $98.6 million, or $0.46 per diluted share, for the same period in 2020;
▪Operating FFO attributable to common shareholders of $109.3 million, or $0.51 per diluted share, compared to $93.5 million, or $0.44 per diluted share, for the same period in 2020; and
▪Approximately $11 million recorded within lease income, equating to $0.05 per diluted share, due to reversals of uncollectible lease income, primarily consisting of amounts received during the first half of 2021 from cash-basis and vacated tenants that pertain to periods prior to 2021.
Subsequent to quarter end, as previously announced, the Company entered into a definitive Agreement and Plan of Merger with Kite Realty Group Trust (Kite Realty Group), pursuant to
■ Retail Properties of America, Inc.
    T: 855.247.RPAI
     www.rpai.com    2021 Spring Road, Suite 200
    Oak Brook, IL 60523

which RPAI will merge with and into a subsidiary of Kite Realty Group, with the subsidiary surviving the merger. Immediately following the closing of the merger, such subsidiary will merge with and into Kite Realty Group, L.P., the operating partnership of Kite Realty Group, so that all of the assets of Kite Realty Group will be owned at or below the operating partnership level. The board of directors of the Company and the board of trustees of Kite Realty Group unanimously approved the transaction. The parties expect the transaction to close during the fourth quarter of 2021, subject to the satisfaction of customary closing conditions, including the approval of both the Company’s and Kite Realty Group’s shareholders.
OPERATING RESULTS
For the quarter ended June 30, 2021, the Company’s portfolio results were as follows:
▪32.7% increase in same store net operating income (NOI) over the comparable period in 2020;
▪Retail portfolio occupancy: 91.8% at June 30, 2021, up 30 basis points from 91.5% at March 31, 2021 and down 180 basis points from 93.6% at June 30, 2020;
▪Retail portfolio percent leased, including leases signed but not commenced: 93.4% at June 30, 2021, up 70 basis points from 92.7% at March 31, 2021 and down 150 basis points from 94.9% at June 30, 2020;
▪Retail portfolio leased to occupied spread percentage: 160 basis points at June 30, 2021, up 40 basis points from 120 basis points at March 31, 2021 and up 30 basis points from 130 basis points at June 30, 2020, representing approximately $8.3 million in ABR and $26.32 in ABR per square foot;
▪Total retail portfolio ABR per occupied square foot of $19.37 at June 30, 2021, up 0.5% from $19.28 ABR per occupied square foot at March 31, 2021 and down 0.4% from $19.45 ABR per occupied square foot at June 30, 2020;
▪904,000 square feet of retail leasing transactions comprised of 113 new and renewal leases;
▪A blended re-leasing spread of positive 5.0%, comprised of comparable cash leasing spreads of 12.7% on new leases and 2.8% on renewal leases;
▪Signed leases at One Loudoun Downtown for an additional 42 of Pad G’s 99 multi-family rental units, branded Vyne, which were 64% leased and 38% occupied at June 30, 2021; and
▪Signed a lease representing an additional 26% of Pad G’s 33,000 square feet of office space, branded One Endicott, which was 100% leased at June 30, 2021.
For the six months ended June 30, 2021, the Company’s portfolio results were as follows:
▪13.0% increase in same store NOI over the comparable period in 2020;
▪1,591,000 square feet of retail leasing transactions comprised of 226 new and renewal leases; and
▪A blended re-leasing spread of positive 5.3%, comprised of comparable cash leasing spreads of 15.2% on new leases and 2.9% on renewal leases.
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company continues to make progress on the execution of its active expansion and redevelopment projects and invested $29.9 million during the first half of 2021 primarily at Circle East, One Loudoun Downtown, The Shoppes at Quarterfield and Southlake Town Square, with the vast majority of this investment related to the One Loudoun Downtown Pads G & H expansion project.

Active Projects
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner for the multi-family component of the mixed-use expansion of Pads G & H at One Loudoun Downtown located in the Washington, D.C. metropolitan statistical area (MSA), signed leases for an additional 42 of Pad G’s 99 multi-family rental units, branded Vyne, which were 64% leased and 38% occupied at June 30, 2021. The Company also signed a lease representing an additional 26% of Pad G’s 33,000 square feet of office space, branded One Endicott, which was 100% leased at June 30, 2021.
At Pad H, which includes 279 multi-family rental units, construction continues to progress, including in-unit installation of final finishes and appliances as well as interior amenity finishes.
The aggregate One Loudoun Downtown Pads G & H expansion project, which includes 378 multi-family rental units as well as 67,000 square feet of commercial gross leasable area, remains on track to stabilize in Q2 – Q3 2022.
Circle East
During the quarter, the Company signed Brightside Boutique for in-line space at its 82,000 square foot Circle East mixed-use project located in Towson, MD within the Baltimore MSA, bringing the project to 29% leased. Madison Reed, another in-line tenant, opened during the quarter.
Other Projects
At the 100% leased, single-tenant pad development at Southlake Town Square, the tenant commenced rent payment on July 1, 2021. The Company continues construction at The Shoppes at Quarterfield reconfiguration, which is 100% leased, with targeted stabilization in Q1 – Q2 2022.
Acquisitions
Subsequent to quarter end, the Company closed on the acquisition of Arcadia Village, a 100% leased neighborhood center located in the Phoenix MSA, for a gross purchase price of $21.0 million.
BALANCE SHEET
As of June 30, 2021, the Company had no outstanding unsecured debt principal due until November 2023, a fully undrawn $850.0 million unsecured revolving line of credit and approximately $917.0 million in total available liquidity, compared to $888.0 million as of March 31, 2021, and $727.3 million as of June 30, 2020.
Additionally, as of June 30, 2021, the Company had $1.8 billion of gross consolidated indebtedness with a weighted average contractual interest rate of 4.19% and a weighted average maturity of 5.4 years, up from 4.1 years as of June 30, 2020, and a net debt to quarterly annualized adjusted EBITDAre ratio of 5.6x.
Subsequent to quarter end, as previously announced, the Company closed on the amendment and extension of its $850.0 million unsecured revolving line of credit (Unsecured Revolving Line of Credit). This amendment and extension maintains the Company’s existing $850.0 million borrowing capacity, financial covenants, including the 6.50% capitalization rate used to calculate certain financial covenants, and leverage-based grid pricing as well as:
▪Expands the available accordion feature, enabling the Company to increase borrowing capacity by up to $750.0 million to a total of $1.6 billion, subject to lender approval;

▪Incorporates a sustainability metric, based on targeted greenhouse gas emission reductions, which permits the Company to reduce the applicable grid-based spread by one basis point annually upon attainment;
▪Improves ratings-based grid pricing by 10-15 basis points from the previous ratings-based grid across various points on the investment grade ratings spectrum;
▪Extends the maturity date from April 22, 2022 to January 8, 2026; and
▪Includes retention of two six-month extension options, exercisable at the Company’s sole election.
Also subsequent to quarter end, the Company closed on the amendment of its $150.0 million term loan due 2026, improving leverage-based and ratings-based grid pricing, resulting in a 40-basis point reduction in the current applicable leverage-based pricing spread.
DIVIDEND
As previously announced on May 27, 2021, the Company’s board of directors declared a second quarter dividend for its outstanding Class A common stock of $0.075 per share, up from the $0.07 per share declared for the first quarter of 2021. The second quarter dividend of $0.075 per share, which totaled $16.1 million, was paid on July 9, 2021, to Class A common stockholders of record on June 25, 2021.
As previously announced on July 26, 2021, the Company’s board of directors declared a third quarter dividend for its outstanding Class A common stock of $0.075 per share. The dividend of $0.075 per share will be paid on October 8, 2021, to Class A common stockholders of record on October 1, 2021.
2021 GUIDANCE
In light of the Company’s proposed merger with Kite Realty Group previously announced, the Company will no longer provide guidance and it is not affirming past guidance.
The Company will no longer hold a webcast conference call to discuss its quarterly results and operating performance.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of June 30, 2021, the Company owned 100 retail operating properties in the United States representing 19.7 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy, insolvency or general downturn in the business of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of London Interbank Offered Rate (LIBOR), real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, changes in the dividend policy for the Company’s Class A common stock, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and related impact on the Company’s estimated investments in such redevelopment, the Company’s ability to lease redeveloped space, the Company’s ability to identify and pursue redevelopment opportunities and the risk that it takes longer than expected for development assets to stabilize or that the Company does not achieve its estimated returns on such investments, the Company’s ability to enter into new leases or renew leases on favorable terms, pandemics or other public health crises, such as the COVID-19 pandemic, and the related impact on (i) the Company’s ability to manage its properties, finance its operations and perform necessary administrative and reporting functions and (ii) the ability of the Company’s tenants to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent and other charges as specified in their leases, risks associated with the proposed merger with Kite Realty Group, including the Company’s ability to consummate the proposed merger on the proposed terms or on the anticipated timeline at all, including risks and uncertainties relating to securing the necessary shareholder approvals and satisfaction of other closing conditions to consummate the proposed merger and the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors,” which you should interpret as heightened as a result of the numerous and ongoing adverse impacts of COVID-19. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, including the adoption of available COVID-19 vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income attributable to common shareholders computed in accordance with generally accepted accounting principles (GAAP), excluding the Company’s share of (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii)
v

“Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 100 retail operating properties acquired or placed in service and stabilized prior to January 1, 2020. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2020 and 2021, (ii) the multi-family rental units at Plaza del Lago and One Loudoun Downtown – Pad G, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during 2020 in response to macroeconomic conditions due to the impact of the COVID-19 pandemic. During the three months ended June 30, 2021, the Company announced plans to commence construction on a medical office building at Carillon in the second half of 2021, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) land held for future development, (viii) investment properties that were sold or classified as held for sale during 2020 and 2021, (ix) the net income from the Company’s wholly owned captive insurance company, and (x) noncontrolling interests. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as gain on litigation settlement. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for either the prior three months, annualized or the trailing twelve months (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Investment properties:
Land	$1,073,449	$1,075,037
Building and other improvements	3,610,901	3,590,495
Developments in progress	182,979	188,556
	4,867,329	4,854,088
Less: accumulated depreciation	(1,572,604)	(1,514,440)
Net investment properties (includes $93,186 and $74,314 from consolidated variable interest entities, respectively)	3,294,725	3,339,648

Cash and cash equivalents	67,245	41,785
Accounts receivable, net	69,494	73,983
Acquired lease intangible assets, net	60,666	66,799
Right-of-use lease assets	41,855	42,768
Assets associated with investment properties held for sale	13,800	—
Other assets, net (includes $647 and $354 from consolidated variable interest entities, respectively)	67,973	72,220
Total assets	$3,615,758	$3,637,203

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized discount of $(428) and $(450), respectively, and unamortized capitalized loan fees of $(160) and $(192), respectively)	$90,374	$91,514
Unsecured notes payable, net (includes unamortized discount of $(6,044) and $(6,473), respectively, and unamortized capitalized loan fees of $(6,912) and $(7,527), respectively)	1,187,044	1,186,000
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,105) and $(2,441), respectively)	467,895	467,559
Unsecured revolving line of credit	—	—
Accounts payable and accrued expenses	64,912	78,692
Distributions payable	16,110	12,855
Acquired lease intangible liabilities, net	58,687	61,698
Lease liabilities	84,095	84,628
Liabilities associated with investment properties held for sale	526	—
Other liabilities (includes $3,103 and $3,890 from consolidated variable interest entities, respectively)	62,854	72,127
Total liabilities	2,032,497	2,055,073

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,798 and 214,168 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	215	214
Additional paid-in capital	4,522,790	4,519,522
Accumulated distributions in excess of earnings	(2,921,415)	(2,910,383)
Accumulated other comprehensive loss	(22,827)	(31,730)
Total shareholders’ equity	1,578,763	1,577,623
Noncontrolling interests	4,498	4,507
Total equity	1,583,261	1,582,130
Total liabilities and equity	$3,615,758	$3,637,203

2nd Quarter 2021 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Lease income	$121,239	$96,803	$240,619	$215,498

Expenses:
Operating expenses	17,180	14,843	35,245	31,257
Real estate taxes	17,799	17,916	36,733	36,449
Depreciation and amortization	41,815	43,755	89,682	83,928
Provision for impairment of investment properties	—	—	—	346
General and administrative expenses	10,374	8,491	21,492	17,656
Total expenses	87,168	85,005	183,152	169,636

Other (expense) income:
Interest expense	(18,776)	(19,360)	(37,528)	(36,406)
Gain on litigation settlement	—	—	—	6,100
Other income (expense), net	92	215	161	(546)
Net income (loss)	15,387	(7,347)	20,100	15,010
Net loss attributable to noncontrolling interests	9	—	9	—
Net income (loss) attributable to common shareholders	$15,396	$(7,347)	$20,109	$15,010

Earnings (loss) per common share – basic and diluted:
Net income (loss) per common share attributable to common shareholders	$0.07	$(0.04)	$0.09	$0.07

Weighted average number of common shares outstanding – basic	213,813	213,337	213,732	213,276

Weighted average number of common shares outstanding – diluted	214,069	213,337	214,209	213,276

2nd Quarter 2021 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss) attributable to common shareholders	$15,396	$(7,347)	$20,109	$15,010
Depreciation and amortization of real estate (b)	41,508	43,422	89,048	83,260
Provision for impairment of investment properties	—	—	—	346
FFO attributable to common shareholders	$56,904	$36,075	$109,157	$98,616
FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.17	$0.51	$0.46

FFO attributable to common shareholders	$56,904	$36,075	$109,157	$98,616
Impact on earnings from the early extinguishment of debt, net	—	—	64	—
Gain on litigation settlement	—	—	—	(6,100)
Other (c)	5	—	33	1,011
Operating FFO attributable to common shareholders	$56,909	$36,075	$109,254	$93,527
Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.17	$0.51	$0.44

Weighted average number of common shares outstanding – diluted	214,069	213,337	214,209	213,276
Dividends declared per common share	$0.075	$—	$0.145	$0.165625
Dividends paid per common share	$0.070	$0.165625	$0.130	$0.33125

Additional Information (d)
Lease-related expenditures (e)
Same store	$7,198	$8,426	$16,595	$19,613
Other investment properties	$7	$6	$7	$15

Capital expenditures (f)
Same store	$4,307	$8,476	$6,436	$14,096
Other investment properties	$230	$183	$397	$906
Predevelopment costs	$341	$202	$702	$504

Straight-line rental income, net (g)	$787	$(1,284)	$1,207	$(943)
Amortization of above and below market lease intangibles and lease inducements	$462	$1,343	$1,264	$1,900
Non-cash ground rent expense, net	$212	$212	$424	$545

Adjusted EBITDAre (a)	$75,978	$55,768	$147,310	$129,590

(a)Refer to pages 21 – 24 for definitions and reconciliations related to FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.
(b)Includes $7,527 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of a retail outparcel at the Company’s Tacoma South investment property during the six months ended June 30, 2021.
(c)Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included within “Other income (expense), net” in the condensed consolidated statements of operations.
(d)The same store portfolio consists of 100 retail operating properties. Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures.
(e)Consists of payments for tenant improvements, lease commissions and lease inducements and excludes development projects, which are included within “Developments in progress” in the condensed consolidated balance sheets.
(f)Capital expenditures consist of payments for building, site and other improvements, net of anticipated recoveries, and exclude development projects, which are included within “Developments in progress” in the condensed consolidated balance sheets. Predevelopment costs consist of payments related to future redevelopment and expansion projects incurred before each project is considered active and are included within “Other assets, net” in the condensed consolidated balance sheets.
(g)Includes changes in allowances for doubtful straight-line receivables of $484 and $(1,636) for the three months ended June 30, 2021 and 2020, respectively, and $(2,127) and $(2,671) for the six months ended June 30, 2021 and 2020, respectively, driven by the Company’s cash-basis tenant population. As of June 30, 2021, approximately 9.0% of the Company’s tenants, based on annualized base rent (ABR) of the operating portfolio, are being accounted for on the cash basis of accounting.

2nd Quarter 2021 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	June 30, 2021	December 31, 2020
Developments in Progress
Active developments/redevelopments and Carillon (a)	$157,529	$163,106
Land held for future development	25,450	25,450
Total	$182,979	$188,556

Accounts Receivable, Net
Accounts receivable, net (b)	$18,232	$23,905
Straight-line receivables, net	51,262	50,078
Total	$69,494	$73,983

Other Assets, Net
Deferred costs, net	$39,976	$37,965
Restricted cash (c)	3,876	3,544
Other assets, net	24,121	30,711
Total	$67,973	$72,220

Other Liabilities
Unearned income	$19,426	$19,077
Fair value of derivatives	22,827	31,666
Other liabilities	20,601	21,384
Total	$62,854	$72,127

Supplemental Statement of Operations Detail	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Lease Income
Base rent (d) (e) (f)	$87,944	$90,670	$174,018	$181,103
Percentage and specialty rent (f)	633	450	1,157	1,325
Tenant recoveries (e) (f)	24,413	23,823	50,441	49,565
Lease termination fee income	759	252	1,438	376
Other lease-related income	1,468	1,044	2,777	2,549
Uncollectible lease income, net (f) (g)	4,773	(19,495)	8,317	(20,377)
Straight-line rental income, net (h)	787	(1,284)	1,207	(943)
Amortization of above and below market lease intangibles and lease inducements	462	1,343	1,264	1,900
Total	$121,239	$96,803	$240,619	$215,498

Operating Expense Supplemental Information
Non-cash ground rent expense, net	$212	$212	$424	$545

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$1,970	$2,221	$4,776	$4,454

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$1,130	$970	$2,255	$1,968
Capitalized internal leasing incentives	$106	$42	$163	$102
Capitalized interest	$1,254	$736	$2,546	$1,521

(a)As of June 30, 2021, the Company has active redevelopments at Circle East, One Loudoun Downtown, The Shoppes at Quarterfield and Southlake Town Square. See page 9 for further details.
(b)Amount as of June 30, 2021 and December 31, 2020, includes $3,771 and $9,934, respectively, representing deferrals, both signed and agreed in principle, net of related amounts reserved.
(c)Consists of funds restricted through lender or other agreements.
(d)Refer to page 20 for novel coronavirus (COVID-19) supplemental base rent reconciliations for the three months ended June 30, 2021.
(e)Base rent and tenant recoveries are presented gross of any uncollected amounts related to cash-basis tenants. Such uncollected amounts are reflected within “Uncollectible lease income, net.”
(f)The 2020 presentation has been updated to reflect consistent presentation with 2021.
(g)Uncollectible lease income, net includes (i) the change in reserve related to receivables associated with tenants accounted for on the cash basis of accounting, (ii) the impact of executed lease concessions that did not meet deferral accounting treatment, however, were agreed in previous periods; as a result, the impact of these anticipated concessions was included within the reserve for uncollectible lease income until executed, (iii) the net change in the general reserve for those receivables that are not considered probable of collection, and (iv) the estimated impact for lease concessions that have been agreed in principle with the tenant that are not expected to meet deferral accounting treatment, however, such agreements were not executed as of period end. Refer also to page 20.
(h)Includes changes in allowances for doubtful straight-line receivables of $484 and $(1,636) for the three months ended June 30, 2021 and 2020, respectively, and $(2,127) and $(2,671) for the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021, approximately 9.0% of the Company’s tenants, based on ABR of the operating portfolio, are being accounted for on the cash basis of accounting.

2nd Quarter 2021 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of June 30, 2021
	2021	2020	Change

Number of retail operating properties in same store portfolio	100	100	—

Occupancy	91.8%	93.6%	(1.8)%

Percent leased (b)	93.4%	94.8%	(1.4)%

Annualized base rent (ABR) per occupied square foot	$19.48	$19.54	(0.3)%

Same Store NOI (c)
	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change

Base rent (d) (e) (f)	$86,107	$88,755		$170,174	$177,122
Percentage and specialty rent (f)	644	448		1,164	1,311
Tenant recoveries (e) (f)	23,713	23,558		49,636	48,880
Other lease-related income	1,319	1,050		2,604	2,518
Uncollectible lease income, net (f) (g)	4,269	(19,344)		8,026	(20,179)
Property operating expenses (h)	(16,361)	(14,639)		(33,458)	(30,359)
Real estate taxes	(17,154)	(17,625)		(36,111)	(35,848)
Same Store NOI (c)	$82,537	$62,203	32.7%	$162,035	$143,445	13.0%

(a)The Company’s same store portfolio consists of 100 retail operating properties acquired or placed in service and stabilized prior to January 1, 2020 and excludes the following:
▪properties acquired or placed in service and stabilized during 2020 and 2021;
▪the multi-family rental units at Plaza del Lago and One Loudoun Downtown – Pad G;
▪Circle East, which is in active redevelopment;
▪One Loudoun Downtown – Pads G & H, which are in active development;
▪Carillon, a redevelopment project where the Company halted plans for vertical construction during 2020 in response to macroeconomic conditions due to the impact of the COVID-19 pandemic. During the three months ended June 30, 2021, the Company announced plans to commence construction on a medical office building at Carillon in the second half of 2021;
▪The Shoppes at Quarterfield, which is in active redevelopment;
▪land held for future development;
▪investment properties that were sold or classified as held for sale during 2020 and 2021;
▪the net income from our wholly owned captive insurance company; and
▪noncontrolling interests.
(b)Includes leases signed but not commenced.
(c)Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company’s presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
(d)Refer to page 20 for COVID-19 supplemental same store base rent reconciliations for the three months ended June 30, 2021.
(e)Base rent and tenant recoveries are presented gross of any uncollected amounts related to cash-basis tenants. Such uncollected amounts are reflected within “Uncollectible lease income, net.”
(f)The 2020 presentation has been updated to reflect consistent presentation with 2021.
(g)Uncollectible lease income, net includes (i) the change in reserve related to receivables associated with tenants accounted for on the cash basis of accounting, (ii) the impact of executed lease concessions that did not meet deferral accounting treatment, however, were agreed in previous periods; as a result, the impact of these anticipated concessions was included within the reserve for uncollectible lease income until executed, (iii) the net change in the general reserve for those receivables that are not considered probable of collection, and (iv) the estimated impact for lease concessions that have been agreed in principle with the tenant that are not expected to meet deferral accounting treatment, however, such agreements were not executed as of period end. Refer also to page 20.
(h)Consists of all property operating items included within “Operating expenses” in the condensed consolidated statements of operations, which include all items other than (i) lease termination fee expense and (ii) non-cash ground rent expense, which is comprised of right-of-use lease assets and amortization of lease liabilities.

2nd Quarter 2021 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(amounts in thousands, except share price and ratio)

Capitalization Data
	June 30, 2021	December 31, 2020
Equity Capitalization
Common stock shares outstanding (a)	214,798	214,168
Common stock share price	$11.45	$8.56
Total equity capitalization	$2,459,437	$1,833,278

Debt Capitalization
Mortgages payable (b)	$90,962	$92,156
Unsecured notes payable (c)	1,200,000	1,200,000
Unsecured term loans (d)	470,000	470,000
Unsecured revolving line of credit	—	—
Total debt capitalization	$1,760,962	$1,762,156

Total capitalization at end of period	$4,220,399	$3,595,434

Net income for the trailing twelve months ended June 30, 2021 was $19,661, comprised of net income (loss) of $15,387, $4,713, $1,849 and $(2,288) for the three months ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	Trailing Twelve Months Ended June 30, 2021		Three Months Ended
			June 30, 2021		December 31, 2020

Total debt principal at period end	$1,760,962		$1,760,962		$1,762,156
Less: consolidated cash and cash equivalents at period end	(67,245)		(67,245)		(41,785)
Total net debt at period end	$1,693,717		$1,693,717		$1,720,371
Adjusted EBITDAre	$271,936	(f)	$303,912	(g)	$243,812	(g)
Net Debt to Adjusted EBITDAre	6.2x	(f)	5.6x	(g)	7.1x	(g)

(a)Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.
(b)Mortgages payable excludes mortgage discount of $(428) and $(450) and capitalized loan fees of $(160) and $(192), net of accumulated amortization, as of June 30, 2021 and December 31, 2020, respectively.
(c)Unsecured notes payable excludes discount of $(6,044) and $(6,473) and capitalized loan fees of $(6,912) and $(7,527), net of accumulated amortization, as of June 30, 2021 and December 31, 2020, respectively.
(d)Unsecured term loans exclude capitalized loan fees of $(2,105) and $(2,441), net of accumulated amortization, as of June 30, 2021 and December 31, 2020, respectively.
(e)Refer to pages 21 – 24 for definitions and reconciliations of non-GAAP financial measures.
(f)For purposes of this ratio calculation, the trailing twelve months ended EBITDAre was used.
(g)For purposes of this ratio calculation, annualized three months ended EBITDAre was used.

2nd Quarter 2021 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Revolving Line of Credit, Term Loans Due 2023, 2024 and 2026 and Notes Due 2024, 2026, 2028 and 2029 (a)

		Covenant	June 30, 2021

Leverage ratio (b) (c)	Unsecured revolving line of credit, Term Loans Due 2023, 2024 and 2026 and Notes Due 2026, 2028 and 2029:	≤ 60.0%	36.1%
	Notes Due 2024:	≤ 60.0%	37.8%

Secured leverage ratio (b) (c)	Unsecured revolving line of credit and Term Loans Due 2023, 2024 and 2026:	≤ 45.0%	1.8%
	Notes Due 2024, 2026, 2028 and 2029:	≤ 40.0%

Fixed charge coverage ratio (b) (d)		≥ 1.50x	3.6x

Interest coverage ratio (b) (e)		≥ 1.50x	3.7x

Unencumbered leverage ratio (b) (c)		≤ 60.0%	36.4%

Unencumbered interest coverage ratio (b)		≥ 1.75x	4.1x

Notes Due 2025 and 2030 (f)
	Covenant	June 30, 2021

Leverage ratio (g)	≤ 60.0%	36.0%

Secured leverage ratio (g)	≤ 40.0%	1.8%

Debt service coverage ratio (b) (h)	≥ 1.50x	3.7x

Unencumbered assets to unsecured debt ratio	≥ 150%	280%

(a)For a complete listing of all covenants related to the Company’s unsecured revolving line of credit as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018, the First Amendment to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020 and the Sixth Amended and Restated Credit Agreement that will be filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, dated August 4, 2021. For a complete listing of all covenants as well as covenant definitions related to the Company’s Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated November 29, 2016, the First Amendment to the Term Loan Agreement filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018, the Second Amendment to the Term Loan Agreement filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 13, 2019, and the Third Amendment to the Term Loan Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020. For a complete listing of all covenants as well as covenant definitions related to the Company’s Term Loan Due 2024 and Term Loan Due 2026, refer to the Term Loan Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated July 23, 2019, the First Amendment to the Term Loan Agreement filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020 and the Second Amendment to the Term Loan Agreement that will be filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, dated August 4, 2021. For a complete listing of all covenants related to the Company’s 4.58% senior unsecured notes due 2024 (Notes Due 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company’s 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 5, 2016. For a complete listing of all covenants related to the Company’s 4.82% senior unsecured notes due 2029 (Notes Due 2029) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 9, 2019.
(b)Covenant calculation includes operating results, or a derivation thereof, based on the most recent four fiscal quarters of activity.
(c)Based upon a capitalization rate of 6.50% as specified in the Company’s debt agreements.
(d)Applies only to the Company’s unsecured revolving line of credit, Term Loan Due 2023, Term Loan Due 2024, Term Loan Due 2026, Notes Due 2026 and 2028 and Notes Due 2029. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.
(e)Applies only to the Notes Due 2024, Notes Due 2026 and 2028 and Notes Due 2029.
(f)For a complete listing of all covenants related to the Company’s 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated March 12, 2015, and the Second Supplemental Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated July 21, 2020. For a complete listing of all covenants related to the Company’s 4.75% senior unsecured notes due 2030 (Notes Due 2030) as well as covenant definitions, refer to the Third Supplemental Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated August 25, 2020.
(g)Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (f) above.
(h)Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

2nd Quarter 2021 Supplemental Information	7

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2021
(dollar amounts in thousands)

Description	Balance	Interest Rate (a)		Maturity Date		WA Years to Maturity	Type
Consolidated Indebtedness
Peoria Crossings	$24,131	4.82%		04/01/22		0.8 years	Fixed/Secured
Gateway Village	31,434	4.14%		01/01/23		1.5 years	Fixed/Secured
Northgate North	23,932	4.50%		06/01/27		5.9 years	Fixed/Secured
The Shoppes at Union Hill	11,465	3.75%		06/01/31		9.9 years	Fixed/Secured
Mortgages payable (b)	90,962	4.37%				3.5 years

Senior notes – 4.58% due 2024	150,000	4.58%		06/30/24		3.0 years	Fixed/Unsecured
Senior notes – 4.00% due 2025	350,000	4.00%		03/15/25		3.7 years	Fixed/Unsecured
Senior notes – 4.08% due 2026	100,000	4.08%		09/30/26		5.3 years	Fixed/Unsecured
Senior notes – 4.24% due 2028	100,000	4.24%		12/28/28		7.5 years	Fixed/Unsecured
Senior notes – 4.82% due 2029	100,000	4.82%		06/28/29		8.0 years	Fixed/Unsecured
Senior notes – 4.75% due 2030	400,000	4.75%		09/15/30		9.2 years	Fixed/Unsecured
Unsecured notes payable (b)	1,200,000	4.42%				6.3 years

Unsecured credit facility revolving line of credit	—	1.20%	(c)	04/22/22	(d)	0.8 years	Variable/Unsecured

Term Loan Due 2023	200,000	4.10%	(e)	11/22/23		2.4 years	Fixed/Unsecured
Term Loan Due 2024	120,000	2.88%	(f)	07/17/24		3.0 years	Fixed/Unsecured
Term Loan Due 2026	150,000	3.37%	(g) (h)	07/17/26		5.0 years	Fixed/Unsecured
Unsecured term loans (b)	470,000	3.56%				3.4 years

Total consolidated indebtedness	$1,760,962	4.19%				5.4 years

Consolidated Debt Maturity Schedule as of June 30, 2021

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (c)	Total	% of Total	WA Rates on Total Debt (a)

2021	$1,215	4.08%	$—	—	$1,215	0.1%	4.08%
2022	26,641	4.81%	—	1.20%	26,641	1.5%	4.81%
2023	231,758	4.10%	—	—	231,758	13.2%	4.10%
2024	271,737	3.83%	—	—	271,737	15.4%	3.83%
2025	351,809	4.00%	—	—	351,809	20.0%	4.00%
2026	251,884	3.66%	—	—	251,884	14.3%	3.66%
2027	21,410	4.46%	—	—	21,410	1.2%	4.46%
2028	101,229	4.23%	—	—	101,229	5.7%	4.23%
2029	101,274	4.81%	—	—	101,274	5.8%	4.81%
2030	401,324	4.75%	—	—	401,324	22.8%	4.75%
Thereafter	681	3.75%	—	—	681	—%	3.75%
Total	$1,760,962	4.19%	$—	1.20%	$1,760,962	100.0%	4.19%

(a)Interest rates presented exclude the impact of the discount and capitalized loan fee amortization. As of June 30, 2021, the Company’s overall weighted average interest rate for consolidated debt including the impact of the discount and capitalized loan fee amortization was 4.44%.
(b)Mortgages payable excludes mortgage discount of $(428) and capitalized loan fees of $(160), net of accumulated amortization, as of June 30, 2021. Unsecured notes payable excludes discount of $(6,044) and capitalized loan fees of $(6,912), net of accumulated amortization, as of June 30, 2021. Unsecured term loans exclude capitalized loan fees of $(2,105), net of accumulated amortization, as of June 30, 2021. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.
(c)Represents interest rate as of June 30, 2021, however, the revolving line of credit was not drawn as of June 30, 2021.
(d)Subsequent to June 30, 2021, the Company entered into its sixth amended and restated unsecured credit agreement that extended the maturity date of the unsecured revolving line of credit to January 8, 2026 with the option to extend for two additional six-month periods at the Company’s election, subject to (i) customary representations and warranties, including, but not limited to, the absence of an event of default as defined in the amended unsecured credit agreement and (ii) payment of an extension fee equal to 0.075% of the revolving line of credit capacity. The sixth amended and restated unsecured credit agreement also includes a sustainability metric based on targeted greenhouse gas emission reductions, which permits the Company to reduce the applicable grid-based spread by one basis point annually upon attainment.
(e)Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.25% as of June 30, 2021.
(f)Reflects $120,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.68% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through July 17, 2024. The applicable credit spread was 1.20% as of June 30, 2021.
(g)Reflects $150,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.77% plus a credit spread based on a leverage grid ranging from 1.50% to 2.20% through July 17, 2026. The applicable credit spread was 1.60% as of June 30, 2021.
(h)Subsequent to June 30, 2021, the Company amended the pricing terms of the Term Loan Due 2026, which will bear interest at a rate of LIBOR plus a credit spread based on a leverage grid ranging from 1.20% to 1.70%. In accordance with the amended term loan agreement, the Company may elect to convert to an investment grade pricing grid. In addition, the amendment also includes the sustainability metric discussed above.

2nd Quarter 2021 Supplemental Information	8

Retail Properties of America, Inc.
Development Projects as of June 30, 2021
(dollar amounts in thousands)

Property Name and Metropolitan Statistical Area (MSA)	Estimated Project Commercial GLA	Estimated Project Multi-Family Rental Units (MFR)	JV / Air Rights	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date		Estimated Incremental Return on Investment (b)	Targeted Stabilization (c)	Property Included in Same Store Portfolio (d)	Project Description

Active Projects
Circle East (e) (Baltimore MSA)	82,000	370	MFR: Air rights sale	$46,000–$48,000	$28,929	(f)	7.0%–8.0%	Q3–Q4 2022	No (e)	Mixed-use redevelopment that will include dual-sided street level retail with approx. 370 third party-owned MFR above. Project is 29% leased

One Loudoun Downtown – Pads G & H (Washington, D.C. MSA)	67,000	378	MFR: 90%/10% JV	$125,000–$135,000 (g)	$95,546	(g)	6.0%–7.0%	Q2–Q3 2022	No (h)	Vacant pad development to densify and enhance existing mixed-use asset in Loudoun County. Pad G’s MFR is 64% leased and Pad G’s office GLA is 100% leased. See site plan on page 12

The Shoppes at Quarterfield (Baltimore MSA)	58,000	—	n/a	$9,700–$10,700	$4,266		10.0%–11.0%	Q1–Q2 2022 (i)	No	Reconfiguration of site and building, which represents 94% of the property’s GLA. 37% of the project’s GLA was delivered to the grocer anchor in Q4 2020. Project is 100% leased

(a)Net project investment represents the Company’s estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and excludes contributions from project partners, as applicable.
(b)Estimated Incremental Return on Investment (ROI) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by net project investment. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROI does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.
(c)Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.
(d)The Company’s same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2020. A property is removed from the Company’s same store portfolio if the project is considered to significantly impact the existing property’s NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property’s NOI, and therefore, the existing properties have not been removed from the Company’s same store portfolio if they otherwise met the criteria to be included in the Company’s same store portfolio as of June 30, 2021.
(e)Circle East is the Company’s rebranded redevelopment at Towson Circle (which has been excluded from the Company’s same store portfolio due to the ongoing redevelopment).
(f)Net project investment inception to date is net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop the MFR.
(g)Project investment includes an allocation of infrastructure costs.
(h)The property is comprised of the redevelopment project (which has been excluded from the Company’s same store portfolio due to the ongoing redevelopment) and the remaining retail operating portion of the property (which is included in the Company’s same store portfolio as of June 30, 2021).
(i)During the three months ended December 31, 2020, the Company delivered the grocer anchor space to ALDI, which represents approximately 37% of the GLA under redevelopment. ALDI’s rent commenced during the fourth quarter of 2020.

The Company cannot guarantee that (i) ROI will be generated at the percentage listed or at all, (ii) total actual net investment associated with these projects will be equal to the total estimated net project investment, (iii) project commencement or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROI and total estimated net project investment reflect the Company’s best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company’s control, including, without limitation, general economic conditions, market conditions and other business factors.

2nd Quarter 2021 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of June 30, 2021 (continued)
(dollar amounts in thousands)

The Company has identified the following potential development, redevelopment, expansion and pad development opportunities to develop or redevelop significant portions of the property, add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions that are beyond the Company’s control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the development, redevelopment, expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Entitled Commercial GLA (b)	Entitled MFR (b)	Developable Acreage

Future Projects – Entitled (b)
One Loudoun Uptown – land held for future development	Washington, D.C.	No	2,800,000		32
Carillon (c)	Washington, D.C.	No	1,200,000	3,000	50
One Loudoun Downtown – Pad T	Washington, D.C.	Yes	40,000
One Loudoun Downtown – future phases (d)	Washington, D.C.	Yes	62,000 – 95,000
Main Street Promenade	Chicago	Yes	62,000	47
Downtown Crown	Washington, D.C.	Yes	42,000
Reisterstown Road Plaza	Baltimore	Yes	8,000 – 12,000
Gateway Plaza	Dallas	Yes	8,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernardino	Yes	3,000

Property Name	MSA	Included in Same store portfolio (a)	Estimated Project Commercial GLA	Estimated Project MFR

Development, Redevelopment, Expansion and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	271,000
Merrifield Town Center II (e)	Washington, D.C.	Yes	80,000 – 100,000	350 – 400
Tysons Corner (e)	Washington, D.C.	Yes	50,000 – 75,000	350 – 450
Plaza del Lago – future phase	Chicago	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000

(a)See footnote (d) on page 9 regarding the Company’s same store portfolio.
(b)Project may require additional discretionary design or other approvals in certain jurisdictions.
(c)During 2020, in response to macroeconomic conditions due to the impact of the COVID-19 pandemic, the Company halted plans for vertical construction at Carillon and terminated the joint ventures related to the multi-family rental portion and the medical office building portion of phase one of the redevelopment. During the three months ended June 30, 2021, the Company announced plans to commence construction on a medical office building at Carillon in the second half of 2021.
(d)One Loudoun Downtown – future phases include three vacant parcels that have been identified as future pad development opportunities of up to 95,000 square feet of commercial GLA.
(e)Project may require demolition of a portion of the property’s existing GLA.

2nd Quarter 2021 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of June 30, 2021 (continued)
(dollar amounts in thousands)

Property Name and MSA	Project Commercial GLA	Project MFR	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date	Estimated Incremental Return on Investment (a)	Stabilization (a)	Property Included in Same Store Portfolio (a)	Project Description

Completed Redevelopment Projects
Reisterstown Road Plaza (Baltimore MSA)	40,500	—	$10,294	$10,294	11.5%	Q4 2018	Yes	Reconfigured existing space and facade renovation; redevelopment GLA is 100% leased and 100% occupied
Plaza del Lago – MFR (Chicago MSA)	—	18	$1,395	$1,395	8.5%	Q2 2020	No (b)	Reconfiguration of 18 MFR; major construction was completed in Q2 2019
Southlake Town Square – Pad (Dallas MSA)	4,000	—	$2,000–$2,500	$2,154	12.0%–15.0%	Q3 2021	Yes	Vacant pad development. Project is 100% leased

Property Name and MSA	Project Commercial GLA	Net RPAI Investment (a)	Incremental Return on Investment (a)	Completion	Property Included in Same Store Portfolio (a)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel (Dallas MSA)	15,030	$2,872	11.3%	Q4 2015	Yes	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing (Dallas MSA)	21,000	$3,468	9.9%	Q3 2016	Yes	21,000 sq. ft. multi-tenant retail
Heritage Square (Seattle MSA)	4,200	$1,507	11.2%	Q3 2016	Yes	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King’s Grant (Charlotte MSA)	32,500	$2,470	14.7%	Q2 2017	Yes	32,500 sq. ft. multi-tenant retail
Shops at Park Place (Dallas MSA)	25,040	$3,956	9.1%	Q2 2017	Yes	25,040 sq. ft. pad development
Lakewood Towne Center (Seattle MSA)	4,500	$1,900	7.3%	Q3 2017	Yes	4,500 sq. ft. pad development

(a)See footnote (a), (b), (c) and (d) on page 9 regarding the net RPAI project investment, incremental return on investment, stabilization and same store portfolio, respectively.
(b)The property is comprised of the multi-family rental units, which were placed in service during the three months ended September 30, 2019 and are excluded from the Company’s same store portfolio, and the remaining retail operating portion of the property, which is included in the Company’s same store portfolio as of June 30, 2021.

2nd Quarter 2021 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of June 30, 2021 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
67,000 SQ. FT.
378 MFR

PAD T
40,000 SQ. FT.

FUTURE PHASES
62,000–95,000 SQ. FT.

EXISTING GLA

RETAIL	329,000 SQ. FT.
OFFICE	140,000 SQ. FT.

NORTH PARK DRIVE
Townhomes
(not owned by RPAI)
30 Residential Units
(not owned by RPAI)
PARKING GARAGE
780 Spaces
FUTURE PHASE
PARKING GARAGE
441 Spaces
EXCHANGE STREET
THORNDIKE STREET
FUTURE PHASE
RUSSELL BRANCH PKWY
PARKING GARAGE
693 Spaces
PARKING GARAGE
438 Spaces
Pad T
FUTURE PHASE

Pad G

99 MFR	64% Leased 38% Occupied
Retail	14,000 SQ. FT.
Office	33,000 SQ. FT. 100% Leased

Pad H

279 MFR

Retail 20,000 SQ. FT.

2nd Quarter 2021 Supplemental Information	12

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Six Months Ended June 30, 2021
(amounts in thousands, except square footage amounts)

Acquisitions
The Company did not acquire any properties during the six months ended June 30, 2021.

Dispositions
The Company did not sell any properties during the six months ended June 30, 2021.

Subsequent to June 30, 2021, the Company closed on the following acquisition:

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price

Arcadia Village	July 26, 2021	Phoenix	Multi-tenant retail	37,000	$21,000

2nd Quarter 2021 Supplemental Information	13

Retail Properties of America, Inc.
Retail Market Summary as of June 30, 2021

Property Type/Market	Number of Properties	ABR (a) (in thousands)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a) (in thousands)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$79,019	22.9%	$23.05	3,943	20.3%	86.9%	89.8%
New York	9	36,515	10.6%	30.10	1,292	6.6%	93.9%	96.4%
Washington, D.C.	8	36,378	10.5%	28.86	1,388	7.1%	90.8%	92.6%
Chicago	8	27,468	8.0%	23.61	1,358	7.0%	85.7%	87.2%
Seattle	9	23,767	6.9%	16.53	1,516	7.8%	94.8%	95.9%
Baltimore	4	23,122	6.7%	16.09	1,543	7.9%	93.2%	93.6%
Atlanta	9	20,914	6.1%	14.15	1,513	7.8%	97.7%	98.8%
Houston	8	13,488	3.9%	13.58	1,056	5.4%	94.1%	94.6%
San Antonio	2	10,965	3.2%	18.75	605	3.1%	96.7%	96.7%
Phoenix	3	10,404	3.0%	17.75	632	3.3%	92.8%	95.5%
Los Angeles	1	6,715	1.9%	17.70	395	2.0%	96.1%	98.8%
Riverside	1	4,796	1.4%	16.40	292	1.5%	100.0%	100.0%
Charlotte	1	4,181	1.2%	13.97	319	1.6%	93.7%	97.5%
St. Louis	1	4,073	1.2%	9.74	453	2.3%	92.3%	92.3%
Tampa	1	2,339	0.7%	19.19	126	0.7%	97.0%	97.0%
Subtotal	84	304,144	88.2%	20.15	16,431	84.4%	91.9%	93.5%

Non-Top 25 MSAs by State
Texas	7	13,567	3.9%	15.23	1,002	5.1%	88.9%	91.0%
Michigan	1	6,536	1.9%	24.25	333	1.7%	81.0%	83.8%
Massachusetts	1	5,452	1.6%	10.29	536	2.8%	98.8%	99.5%
Washington	1	4,448	1.3%	12.68	378	1.9%	92.8%	93.6%
Virginia	1	4,353	1.3%	17.03	308	1.6%	83.1%	85.2%
Tennessee	2	4,351	1.2%	12.03	364	1.9%	99.3%	99.3%
Maryland	1	2,108	0.6%	21.23	113	0.6%	87.9%	87.9%
Subtotal	14	40,815	11.8%	14.80	3,034	15.6%	90.9%	92.3%

Total Multi-Tenant Retail	98	344,959	100.0%	19.32	19,465	100.0%	91.7%	93.3%

Single-User Retail	2	5,864		22.49	261		100.0%	100.0%

Total Retail Operating Portfolio (b)	100	$350,823		$19.37	19,726		91.8%	93.4%

(a)Excludes $2,791 of multi-tenant retail ABR and 178 square feet of multi-tenant retail GLA attributable to Circle East and The Shoppes at Quarterfield, located in the Baltimore MSA, and Carillon, located in the Washington, D.C. MSA, all three of which are in redevelopment. Including these amounts, 88.3% of the Company’s multi-tenant retail ABR and 84.6% of the Company’s multi-tenant retail GLA is located in the top 25 MSAs.
(b)Excludes two multi-tenant retail operating properties classified as held for sale as of June 30, 2021 and the following multi-family rental units as of June 30, 2021:

Market	Number of MFR	Average Monthly Rent per Occupied Unit	Occupancy	% Leased Including Signed

Washington, D.C.	99	$2,341	38.3%	63.6%
Chicago	18	$1,378	88.9%	94.4%

2nd Quarter 2021 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of June 30, 2021
(square footage in thousands)

Total Retail Operating Portfolio

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail (a)		Single-User Retail		Total Retail

Number of Properties	84		14		98		2		100
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,487	96.6%	1,444	97.9%	8,931	96.8%	261	100.0%	9,192	96.9%	98.0%
10,000-24,999 sq ft	3,340	93.0%	543	83.1%	3,883	91.6%	—	—	3,883	91.6%	93.7%
Anchor	10,827	95.5%	1,987	93.9%	12,814	95.2%	261	100.0%	13,075	95.3%	96.7%

5,000-9,999 sq ft	2,192	86.9%	389	90.3%	2,581	87.4%	—	—	2,581	87.4%	90.0%
0-4,999 sq ft	3,412	83.5%	658	82.3%	4,070	83.3%	—	—	4,070	83.3%	85.1%
Non-Anchor	5,604	84.8%	1,047	85.3%	6,651	84.9%	—	—	6,651	84.9%	87.0%

Total	16,431	91.9%	3,034	90.9%	19,465	91.7%	261	100.0%	19,726	91.8%	93.4%

(a)Excludes two multi-tenant retail operating properties classified as held for sale as of June 30, 2021.

2nd Quarter 2021 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of June 30, 2021
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 25 largest tenants in the Company’s retail operating portfolio based on ABR as of June 30, 2021. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA/Number of Locations	Number of Locations	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

The TJX Companies, Inc.	T.J. Maxx (11), Marshalls (7), HomeGoods (7), Homesense (1), T.J. Maxx & HomeGoods combined (1)	27	$8,843	2.5%	$11.01	803	4.4%

Best Buy Co., Inc.	Best Buy (10), Pacific Sales (1)	11	8,254	2.3%	18.38	449	2.5%

Albertsons Companies, Inc.	Safeway (4), Jewel-Osco (3), Tom Thumb (2)	9	6,674	1.9%	13.73	486	2.7%

PetSmart, Inc.		17	5,902	1.7%	17.06	346	1.9%

Ross Stores, Inc.	Ross Dress for Less	17	5,858	1.7%	11.76	498	2.7%

Ahold U.S.A. Inc.	Stop & Shop (3), Giant Foods (1)	4	5,468	1.5%	22.60	242	1.3%

Gap Inc.	Old Navy (13), The Gap (4), Banana Republic (3), Athleta (1), Gap Factory Store (1), Janie & Jack (1)	23	5,340	1.5%	20.08	266	1.5%

Bed Bath & Beyond Inc.	Bed Bath & Beyond (9), buybuy BABY (3)	12	5,287	1.5%	15.50	341	1.9%

Michaels Stores, Inc.	Michaels	17	5,052	1.4%	12.73	397	2.2%

BJ’s Wholesale Club, Inc.		2	4,939	1.4%	20.16	245	1.3%

Lowe’s Companies, Inc.		4	3,944	1.1%	6.47	610	3.4%

Regal Entertainment Group	Edwards Cinema	1	3,882	1.1%	31.06	125	0.7%

The Kroger Co.	Kroger (5), Harris Teeter (1), QFC (1)	7	3,639	1.0%	10.43	349	1.9%

Dick’s Sporting Goods, Inc.		5	3,424	1.0%	13.64	251	1.4%

The Home Depot, Inc.		3	3,404	1.0%	9.38	363	2.0%

Office Depot, Inc.	Office Depot (8), OfficeMax (2)	10	3,397	1.0%	14.71	231	1.3%

State of Maryland		6	3,079	0.9%	14.52	212	1.2%

Barnes & Noble, Inc.		6	3,071	0.9%	20.89	147	0.8%

Ulta Beauty, Inc.		13	3,068	0.9%	22.23	138	0.8%

Total Wine and More		9	3,034	0.9%	15.17	200	1.1%

Party City Holdings Inc.		13	2,898	0.8%	14.35	202	1.1%

Petco Health And Wellness Company, Inc.		12	2,881	0.8%	17.78	162	0.9%

Five Below, Inc.		16	2,800	0.8%	19.58	143	0.8%

Designer Brands Inc.	DSW Shoe Warehouse	9	2,732	0.8%	15.18	180	1.0%

Staples, Inc.		7	2,702	0.8%	18.63	145	0.8%
Total Top Retail Tenants		260	$109,572	31.2%	$14.55	7,531	41.6%

2nd Quarter 2021 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity for office and retail space within the Company’s retail operating portfolio as of June 30, 2021 and for the preceding four quarters. New leases with terms of less than 12 months and renewal leases that extend the lease term by less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)		WA Lease Term		Tenant Allowances PSF

Q2 2021 (b)	113	904	$19.15	$18.24	5.0%		6.9		$13.22
Q1 2021 (b)	113	687	$23.30	$22.03	5.8%		5.4		$8.25
Q4 2020 (b)	118	748	$22.91	$22.08	3.8%		4.6		$5.58
Q3 2020 (b)	105	810	$19.42	$18.93	2.6%	(c)	7.4	(c)	$12.11	(c)
Total – 12 months (b)	449	3,149	$20.75	$19.93	4.1%		6.1		$10.04

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term		Tenant Allowances PSF

Q2 2021 (b)	60	578	$17.98	$17.49	2.8%		6.0		$3.20
Q1 2021	59	320	$22.08	$21.44	3.0%		3.6		$0.82
Q4 2020	71	484	$22.62	$21.80	3.8%		3.9		$1.08
Q3 2020	69	664	$18.82	$18.24	3.2%	(d)	7.3	(d)	$6.38	(d)
Total – 12 months	259	2,046	$19.99	$19.37	3.2%		5.4		$3.36

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term		Tenant Allowances PSF

Q2 2021	16	137	$24.10	$21.38	12.7%		10.6		$44.28
Q1 2021	17	47	$31.60	$26.05	21.3%		7.3		$41.41
Q4 2020	15	65	$25.02	$24.23	3.3%		7.9		$29.13
Q3 2020	17	73	$24.84	$25.15	(1.2)%		9.1		$46.34
Total – 12 months	65	322	$25.55	$23.49	8.8%		9.1		$41.28

Non-Comparable New and Renewal Leases (e)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term		Tenant Allowances PSF

Q2 2021 (b)	37	189	$21.45	n/a	n/a		6.0		$21.42
Q1 2021 (b)	37	320	$16.58	n/a	n/a		7.2		$11.09
Q4 2020 (b)	32	199	$15.85	n/a	n/a		5.2		$8.93
Q3 2020 (b)	19	73	$25.61	n/a	n/a		6.2		$30.10
Total – 12 months (b)	125	781	$18.42	n/a	n/a		6.3		$14.89

(a)Excludes the impact of Non-Comparable New and Renewal Leases.
(b)All columns include leasing activity and related information pertaining to the Company’s active and near-term expansion and redevelopment projects except the “Tenant Allowances PSF” column, which excludes tenant allowances and related square foot amounts related to leasing activity at these projects. Such tenant allowances, if any, are included in the estimated net RPAI project investment amounts shown on page 9.
(c)One significant comparable renewal lease, which extended the term of an existing tenant by 14 years, materially weighted the Q3 2020 statistics. Excluding this one comparable renewal lease, Total Leases Q3 2020 % Change over Prior ABR, WA Lease Term and Tenant Allowances PSF would have been 3.5%, 5.6 years and $8.47, respectively.
(d)Excluding the significant comparable renewal lease described in footnote (c), Comparable Renewal Leases Q3 2020 % Change over Prior ABR, WA Lease Term and Tenant Allowances PSF would have been 4.4%, 4.7 years and $0.44, respectively.
(e)Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

2nd Quarter 2021 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of June 30, 2021
(dollar amounts and square footage in thousands)
The following tables set forth a summary, as of June 30, 2021, of lease expirations scheduled to occur during the remainder of 2021 and each of the nine calendar years from 2022 to 2030 and thereafter, assuming no exercise of renewal options or early termination rights for all office and retail leases in the Company’s retail operating portfolio. The following tables are based on leases commenced as of June 30, 2021. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA

2021	124	$12,754	3.7%	$20.70	$12,759	$20.71	616	3.4%	3.1%
2022	357	45,782	13.0%	17.45	45,935	17.51	2,623	14.4%	13.3%
2023	389	52,534	15.0%	19.97	53,418	20.30	2,631	14.6%	13.3%
2024	418	56,721	16.1%	19.58	58,800	20.30	2,897	16.0%	14.7%
2025	270	41,860	11.9%	19.08	43,319	19.74	2,194	12.1%	11.1%
2026	222	38,362	10.9%	19.24	40,779	20.45	1,994	11.0%	10.1%
2027	95	15,986	4.5%	14.83	17,522	16.25	1,078	5.9%	5.4%
2028	87	17,336	5.0%	22.63	19,685	25.70	766	4.2%	3.9%
2029	95	24,923	7.1%	21.19	27,433	23.33	1,176	6.5%	6.0%
2030	78	11,957	3.4%	20.87	13,850	24.17	573	3.2%	2.9%
Thereafter	95	32,000	9.2%	20.85	38,172	24.87	1,535	8.5%	7.8%
Month-to-month	13	608	0.2%	20.97	608	20.97	29	0.2%	0.2%
Leased Total	2,243	$350,823	100.0%	$19.37	$372,280	$20.55	18,112	100.0%	91.8%

Leases signed but not commenced	49	$8,342		$26.32	$9,301	$29.34	317		1.6%
Available							1,297		6.6%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company’s retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA

2021	11	$5,460	1.6%	$15.47	$5,460	$15.47	353	1.9%	1.8%
2022	53	21,480	6.1%	12.27	21,429	12.25	1,750	9.6%	8.9%
2023	60	22,444	6.4%	13.65	22,478	13.67	1,644	9.1%	8.3%
2024	66	23,613	6.7%	12.79	23,780	12.88	1,846	10.2%	9.4%
2025	46	19,933	5.7%	13.78	20,344	14.06	1,447	8.0%	7.3%
2026	48	21,686	6.2%	14.82	22,384	15.30	1,463	8.1%	7.4%
2027	23	8,643	2.4%	10.57	9,251	11.31	818	4.5%	4.1%
2028	19	8,995	2.6%	17.13	9,917	18.89	525	2.9%	2.7%
2029	29	18,540	5.3%	18.88	19,773	20.14	982	5.4%	5.0%
2030	16	4,978	1.4%	14.73	5,543	16.40	338	1.9%	1.7%
Thereafter	34	24,410	7.0%	18.78	28,980	22.29	1,300	7.2%	6.6%
Month-to-month	—	—	—%	—	—	—	—	—%	—%
Leased Total	405	$180,182	51.4%	$14.45	$189,339	$15.19	12,466	68.8%	63.2%

Leases signed but not commenced	8	$4,448		$24.85	$4,855	$27.12	179		0.9%
Available							430		2.2%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA

2021	113	$7,294	2.1%	$27.73	$7,299	$27.75	263	1.5%	1.3%
2022	304	24,302	6.9%	27.84	24,506	28.07	873	4.8%	4.4%
2023	329	30,090	8.6%	30.49	30,940	31.35	987	5.5%	5.0%
2024	352	33,108	9.4%	31.50	35,020	33.32	1,051	5.8%	5.3%
2025	224	21,927	6.2%	29.35	22,975	30.76	747	4.1%	3.8%
2026	174	16,676	4.7%	31.40	18,395	34.64	531	2.9%	2.7%
2027	72	7,343	2.1%	28.24	8,271	31.81	260	1.4%	1.3%
2028	68	8,341	2.4%	34.61	9,768	40.53	241	1.3%	1.2%
2029	66	6,383	1.8%	32.90	7,660	39.48	194	1.1%	1.0%
2030	62	6,979	2.0%	29.70	8,307	35.35	235	1.3%	1.2%
Thereafter	61	7,590	2.2%	32.30	9,192	39.11	235	1.3%	1.2%
Month-to-month	13	608	0.2%	20.97	608	20.97	29	0.2%	0.2%
Leased Total	1,838	$170,641	48.6%	$30.22	$182,941	$32.40	5,646	31.2%	28.6%

Leases signed but not commenced	41	$3,894		$28.22	$4,446	$32.22	138		0.7%
Available							867		4.4%

(a)Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

2nd Quarter 2021 Supplemental Information	18

Retail Properties of America, Inc.
COVID-19 Disclosure – Tenant Resiliency and Rent Collections (a)
(dollar amounts in thousands)
The following ABR information is based on ABR of leases in our retail operating portfolio that were in effect as of each respective quarter end date, and is being provided to assist with analysis of the actual and potential impact of COVID-19. The information may not be indicative of collection, lease concession activity and cash-basis designation in future periods. The classification of tenant type, including the classification between essential and non-essential, is based on management’s understanding of the tenant’s operations and may not be comparative to similarly titled classifications by other companies.

Billed Base Rent Collections as of July 26, 2021
Resiliency Category/Tenant Type	6/30/2021 ABR	% of 6/30/2021 ABR	Q2 2021 Billed Base Rent Collected

Essential	$113,026	32%	100%
Office	23,042	7%	98%
Non-Essential	158,182	45%	97%
Restaurants
Restaurants – Full Service	29,120	8%	99%
Restaurants – Quick Service	27,453	8%	97%
Total Restaurants	56,573	16%	98%

Total Retail Operating Portfolio – Billed base rent collected	$350,823	100%	98%
Addressed through executed lease amendments			0%	(b)
Total Retail Operating Portfolio – Billed base rent addressed			98%

Total Retail Operating Portfolio – Billed Base Rent Collected	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021

As of July 26, 2021	84%	92%	96%	97%	98%
As of April 26, 2021	81%	89%	95%	96%	n/a
As of February 8, 2021	78%	88%	94%	n/a	n/a
As of October 26, 2020	74%	84%	n/a	n/a	n/a
As of July 27, 2020	68%	n/a	n/a	n/a	n/a

Q2 2021 Collection of Previously Deferred Base Rent (as of June 30, 2021)
Resiliency Category/Tenant Type	Due Q2 2021	Collected Q2 2021

Essential	$469	99%
Office	24	100%
Non-Essential	4,032	95%
Restaurants
Restaurants – Full Service	350	87%
Restaurants – Quick Service	134	89%
Total Restaurants	484	88%

Total Portfolio – Previously deferred base rent – Q2 2021	$5,009	95%

Total Portfolio – Previously Deferred Base Rent Collected in Q2 2021

Amounts recognized as base rent in previous periods – collected from accrual-basis tenants (c)	$3,025
Amounts recognized as base rent in Q2 2021 – collected from cash-basis tenants (d)	832
Amounts recognized as base rent in Q2 2021 – collected from tenants related to lease concessions that did not meet deferral accounting treatment (e)	905
Previously deferred base rent collected in Q2 2021	$4,762
Uncollected previously deferred base rent due Q2 2021	247
Total Portfolio – Previously deferred base rent due – Q2 2021	$5,009

Tenants Accounted for on the Cash Basis as of June 30, 2021
	Q2 2021	% of 6/30/21 ABR

ABR related to tenants accounted for on the cash basis – retail operating portfolio	$31,420	9%
Q2 2021 billed base rent collected from cash-basis tenants (85% collected)	$6,654
Billed base rent collected in Q2 2021 related to prior periods from tenants accounted for on the cash basis of accounting at beginning of period (d)	$3,046

(a)Refer to page 22 for the Company’s accounting treatment for lease concessions related to the impact from COVID-19 and cash-basis tenants.
(b)The Company has executed lease amendments to address an additional 0.45% of billed base rent related to Q2 2021 through deferrals, abatements, combinations and/or modifications.
(c)Amount represents base rent from previous periods that was deferred under lease concession agreements that met deferral accounting treatment; as a result, the related lease income was previously recognized, and no lease income was recognized during the current period.
(d)Lease income is recognized from cash-basis tenants when the amounts are received; as such, this amount was recognized during the current period.
(e)Amount represents base rent from previous periods that was deferred under lease concession agreements that did not meet deferral accounting treatment; as a result, lease income was reduced for the deferral in previous periods, and lease income was recognized during the current period instead. This population includes both cash-basis tenants and tenants not accounted for on the cash basis.

2nd Quarter 2021 Supplemental Information	19

Retail Properties of America, Inc.
COVID-19 Disclosure – Supplemental Base Rent and Uncollectible Lease Income Information (a)
(amounts in thousands)

Total Portfolio – Three Months Ended June 30, 2021
	Reconciliation of Base Rent	% of Billed Base Rent

Billed base rent – Q2 2021	$87,739
Executed lease concessions that reduce billed base rent (abatement, combinations, modifications):
Adjustments to billed base rent pertaining to Q2 2021 (b)	(390)	0.4%
Adjustments to billed base rent pertaining to prior periods (c)	(310)
Base rent recognized in Q2 related to repayment of lease concessions previously executed that reduced base rent in previous periods (d)	905
Base rent	87,944
Adjustments to billed base rent pertaining to prior periods (c)	310
Base rent recognized in Q2 related to repayment of lease concessions previously executed that reduced base rent in previous periods (d)	(905)
Adjusted base rent – Q2 2021	87,349
Billed base rent – Q2 2021 collected through June 30, 2021 (e)	(85,124)	97.0%
Uncollected adjusted base rent – Q2 2021 as of June 30, 2021	2,225
Billed base rent – Q2 2021 deferred – executed or agreed in principle through June 30, 2021 (f)	(2)	0.0%
Uncollected adjusted base rent – Q2 2021, net of deferrals as of June 30, 2021	$2,223	2.5%

Billed base rent – Q2 2021 collected subsequent to June 30, 2021 (through July 26, 2021)	$558	0.6%

	Uncollectible Lease Income, Net

Cash-basis tenants: Collection of prior period amounts during the current period, net of current period uncollected amounts	$(1,628)
Estimated impact of lease concession agreements that have not yet been executed	177
Reclassification of the impact of lease concessions executed during the current period, however were agreed in prior periods	(312)
Other general reserve, net	(3,010)
Uncollectible lease income, net (g)	$(4,773)

Same Store Portfolio – Three Months Ended June 30, 2021
	Reconciliation of Base Rent	% of Billed Base Rent

Billed base rent – Q2 2021 – same store	$86,160
Executed lease concessions that reduce billed base rent (abatement, combinations, modifications):
Adjustments to billed base rent pertaining to Q2 2021 – same store (b)	(390)	0.5%
Adjustments to billed base rent pertaining to prior periods – same store (c)	(310)
Base rent recognized in Q2 related to repayment of concessions previously executed that reduced base rent in previous periods – ss (d)	647
Base rent – same store	86,107
Adjustments to billed base rent pertaining to prior periods – same store (c)	310
Base rent recognized in Q2 related to repayment of concessions previously executed that reduced base rent in previous periods – ss (d)	(647)
Adjusted base rent – Q2 2021 – same store	85,770
Billed base rent – Q2 2021 collected through June 30, 2021 – same store (e)	(84,151)	97.7%
Uncollected adjusted base rent – Q2 2021 as of June 30, 2021 – same store	1,619
Billed base rent – Q2 2021 deferred – executed or agreed in principle through June 30, 2021 – same store (f)	(2)	0.0%
Uncollected adjusted base rent – Q2 2021, net of deferrals as of June 30, 2021 – same store	$1,617	1.9%

Billed base rent – Q2 2021 collected subsequent to June 30, 2021 (through July 26, 2021) – same store	$549	0.6%

	Uncollectible Lease Income, Net

Cash-basis tenants: Collection of prior period amounts during the current period, net of current period uncollected amounts–same store	$(1,128)
Estimated impact of lease concession agreements that have not yet been executed – same store	177
Reclassification of the impact of lease concessions executed during the current period, however were agreed in prior periods–same store	(312)
Other general reserve, net – same store	(3,006)
Uncollectible lease income, net – same store (g)	$(4,269)

(a)Refer to page 22 for the Company’s accounting treatment for lease concessions related to the impact from COVID-19.
(b)Amount represents aggregate impact on base rent from lease concession agreements that were executed during the three months ended June 30, 2021, and relate to base rent from the three months ended June 30, 2021, that do not meet deferral accounting treatment such as those that (i) include any amount of abated rent, including agreements that include both abated and deferred rent, (ii) are deferrals with modest extension of lease term or (iii) are accounted for as lease modifications.
(c)Amount represents aggregate impact on base rent from lease concession agreements that were executed during the three months ended June 30, 2021, but relate to base rent from the three months ended March 31, 2021 and prior periods, that do not meet deferral accounting treatment. As such amounts represent out-of-period adjustments to base rent and, for purposes of this presentation, such adjustments are added back to arrive at “Adjusted base rent – Q2 2021.” Amounts were recorded within “Uncollectible lease income, net” during 2020, resulting in a neutral impact to lease income in the three months ended June 30, 2021.
(d)Amount represents base rent from previous periods that was deferred under lease concession agreements that did not meet deferral accounting treatment; as a result, lease income was reduced for the deferral in previous periods.
(e)Amount includes (i) cash collected through June 30, 2021 that was applied to second quarter billed base rent amounts and (ii) the application of pre-existing tenant security deposits in the amount of $33 for both the total portfolio and the same store portfolio. Amount excludes cash collected that pertains to other periods and other types of charges.
(f)Amount includes lease concession agreements executed or agreed in principle as of June 30, 2021, representing deferrals for which the Company elected to recognize revenue during the deferral period. The Company can provide no assurances that the in-process lease deferral agreements will ultimately be executed in the manner of concession intended, or at all.
(g)Uncollectible lease income, net relates to uncollected amounts pertaining primarily to base rent, but also to tenant recoveries and other lease-related income, and for the three months ended June 30, 2021 was an additive component of lease income due to the collection in the current period of receivables that had previously been reserved.

2nd Quarter 2021 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and multi-family rental units, of which the Company owned 62,000 square feet of managed storage space and 117 multi-family rental units as of June 30, 2021.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income attributable to common shareholders computed in accordance with generally accepted accounting principles (GAAP), excluding the Company’s share of (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company’s financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI does not represent an alternative to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2021 Supplemental Information	21

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI represents NOI from the Company’s same store portfolio consisting of 100 retail operating properties acquired or placed in service and stabilized prior to January 1, 2020. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2020 and 2021, (ii) the multi-family rental units at Plaza del Lago and One Loudoun Downtown – Pad G, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during 2020 in response to macroeconomic conditions due to the impact of the COVID-19 pandemic. During the three months ended June 30, 2021, the Company announced plans to commence construction on a medical office building at Carillon in the second half of 2021, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) land held for future development, (viii) investment properties that were sold or classified as held for sale during 2020 and 2021, (ix) the net income from the Company’s wholly owned captive insurance company, and (x) noncontrolling interests.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company’s performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as gain on litigation settlement. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for either the prior three months, annualized or the trailing twelve months (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
COVID-19 Lease Concessions – Accounting Treatment
The Company has accounted for executed lease concessions as follows:

Lease Concession	Accounting Treatment of Concession

(i) Deferral of payment to a future period, with no change in lease term	Treated as if there are no changes to the existing lease contract; no change to lease income recognized, including the recognition of straight-line rental income.

(ii) Deferral of payment to a future period, with a modest extension of lease term, however no increase in total payments (iii) Abatement (iv) Combination of abatement and deferral	Treated as a variable lease adjustment; reduction in lease income for the abated and deferred amounts; however, no change in the recognition of straight-line rental income. Any deferred amounts will be recognized as lease income if and when payment is received.

(v) Significant lease extension resulting in an increase in total payments	Existing lease modification guidance under ASC 842 is followed.
We have reserved for within uncollectible lease income lease concessions that are agreed in principle with the tenant, however, not executed as of June 30, 2021, which are anticipated to provide a concession other than deferral of payment to a future period, with no change in lease term.
Cash-Basis Tenants
For those tenants where the collection of rent over the remaining lease life is not probable, lease income is adjusted such that it is recognized on the cash basis. As a result, all accounts receivable related to these tenants have been reserved in full, including straight-line rental income, and lease income will only be recognized to the extent amounts are received. The Company will remove the cash-basis designation and resume recording lease income from such tenants on an accrual basis when the Company believes collection of rent over the remaining lease term is probable and, generally, based upon a demonstrated payment history.

2nd Quarter 2021 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss) attributable to common shareholders	$15,396	$(7,347)	$20,109	$15,010
Adjustments to reconcile to Same Store NOI:
Net loss attributable to noncontrolling interests	(9)	—	(9)	—
Gain on litigation settlement	—	—	—	(6,100)
Depreciation and amortization	41,815	43,755	89,682	83,928
Provision for impairment of investment properties	—	—	—	346
General and administrative expenses	10,374	8,491	21,492	17,656
Interest expense	18,776	19,360	37,528	36,406
Straight-line rental income, net	(787)	1,284	(1,207)	943
Amortization of acquired above and below market lease intangibles, net	(1,009)	(1,796)	(2,234)	(2,772)
Amortization of lease inducements	547	453	970	872
Lease termination fees, net	(759)	(252)	(1,438)	(376)
Non-cash ground rent expense, net	212	212	424	545
Other (income) expense, net	(92)	(215)	(161)	546
NOI	84,464	63,945	165,156	147,004
NOI from Other Investment Properties	(1,927)	(1,742)	(3,121)	(3,559)
Same Store NOI	$82,537	$62,203	$162,035	$143,445

2nd Quarter 2021 Supplemental Information	23

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	June 30, 2021	December 31, 2020

Mortgages payable, net	$90,374	$91,514
Unsecured notes payable, net	1,187,044	1,186,000
Unsecured term loans, net	467,895	467,559
Unsecured revolving line of credit	—	—
Total	1,745,313	1,745,073
Mortgage discount, net of accumulated amortization	428	450
Unsecured notes payable discount, net of accumulated amortization	6,044	6,473
Capitalized loan fees, net of accumulated amortization	9,177	10,160
Total debt principal	1,760,962	1,762,156
Less: consolidated cash and cash equivalents	(67,245)	(41,785)
Total net debt	$1,693,717	$1,720,371

Reconciliation of Net Income (Loss) to Adjusted EBITDAre

	Three Months Ended			Six Months Ended
	June 30, 2021	June 30, 2020	December 31, 2020	June 30, 2021	June 30, 2020

Net income (loss)	$15,387	$(7,347)	$1,849	$20,100	$15,010
Interest expense	18,776	19,360	20,151	37,528	36,406
Depreciation and amortization	41,815	43,755	40,305	89,682	83,928
Gain on sales of investment properties	—	—	(1,352)	—	—
Provision for impairment of investment properties	—	—	—	—	346
EBITDAre	$75,978	$55,768	$60,953	$147,310	$135,690
Gain on litigation settlement	—	—	—	—	(6,100)
Adjusted EBITDAre	$75,978	$55,768	$60,953	$147,310	$129,590
Annualized Adjusted EBITDAre	$303,912	$223,072	$243,812	$294,620	$259,180

	Trailing Twelve Months Ended June 30, 2021	Three Months Ended
		June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Net income (loss)	$19,661	$15,387	$4,713	$1,849	$(2,288)
Interest expense	79,620	18,776	18,752	20,151	21,941
Depreciation and amortization	171,728	41,815	47,867	40,305	41,741
Gain on sales of investment properties	(1,352)	—	—	(1,352)	—
Provision for impairment of investment properties	2,279	—	—	—	2,279
EBITDAre	$271,936	$75,978	$71,332	$60,953	$63,673
Adjustments to EBITDAre	—	—	—	—	—
Adjusted EBITDAre	$271,936	$75,978	$71,332	$60,953	$63,673

2nd Quarter 2021 Supplemental Information	24